EXHIBIT 99.1

Two River Bancorp Reports Record 2018 Fourth Quarter  and Annual Financial Results

TINTON FALLS, N.J., Jan. 29, 2019 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq: TRCB) (the "Company"), the parent company of Two River Community Bank (the “Bank"), today reported financial results for the fourth quarter and twelve months ended December 31, 2018, highlighted by record net income, strong loan and deposit growth, and a 9.5% increase in tangible book value per share(1) from the prior year.

2018 Fourth Quarter Financial Highlights
(comparisons to respective prior year’s period)

  Net income increased to $3.0 million, or $0.35 per diluted share, from $335,000, or $0.04 per diluted share.  The 2017 fourth quarter included a charge to income tax expense of $1.78 million, or $0.21 per diluted share, as part of the Tax Cuts and Jobs Act. This charge impacted several metrics throughout the prior year’s quarter and annual results.
  Excluding this one-time 2017 charge, 2018 fourth quarter net income increased 44.0% from 2017 fourth quarter net income of $2.1 million, or $0.24 per diluted share.
  Return on average assets of 1.10%, up from 0.13%
  Return on average equity of 10.52%, up from 1.24%
  Net interest income increased 8.5% to $9.3 million
  Net interest margin remained unchanged at 3.56%
  Efficiency ratio(2) was 60.69% compared to 59.96%

2018 Annual / Year-End Financial Highlights
(comparisons to prior year)

  Net income increased 72.3% to a record $11.2 million, or $1.29 per diluted share. Net income for 2017 was impacted by the above-mentioned charge to income tax expense of $1.78 million, or $0.21 per diluted share.
  Excluding the one-time 2017 charge, 2018 net income increased 35.3% from 2017 net income of $8.3 million, or $0.96 per diluted share.
  Return on average assets of 1.04%, up from 0.66%
  Return on average equity of 10.07%, up from 6.22%
  Net interest income increased 11.0% to $36.1 million
  Net interest margin improved to 3.58%
  Efficiency ratio(2) improved to 61.66% compared to 63.02%
  Total loans at December 31, 2018 were $921.3 million, an increase of $70.4 million, or 8.3%
  Total deposits at December 31, 2018 were $917.4 million, an increase of $55.8 million, or 6.5%
  Total assets increased to a record $1.096 billion, or 5.4%, compared to $1.040 billion
  Tangible book value per share(1) increased to $11.43, compared to $10.44

(1)  Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)  Efficiency ratio represents the ratio of non-interest expense to the sum of net interest income and non-interest income.

Management Commentary
William D. Moss, Chairman, President and CEO, stated, “2018 was an exceptional year for the Company. We reported solid bottom line improvement and book value appreciation, while still reinvesting in our infrastructure through the implementation of a new banking platform during the third quarter. Loan activity was strong during the fourth quarter, and we achieved an 8.3% growth in total loans for the year, despite an unanticipated high level of payoffs. This growth is due to solid, fundamental lending in the commercial real estate, construction and residential sectors, and our pipeline continues to remain strong as we enter 2019. Deposits grew by 6.5% in 2018, despite a highly competitive environment. Looking forward into 2019, we believe the initiatives put in place over the past several months have the Company poised to continue delivering solid bottom line improvements and continued returns for our shareholders.”

Dividend Information
On January 16, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.055 per share, payable on February 28, 2019 to shareholders of record at the close of business on February 6, 2019. This marks the Company’s 24th consecutive quarterly cash dividend payment.

Key Quarterly Performance Metrics

	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	12 Mo. Ended	12 Mo. Ended
	2018	2018	2018	2018	2017	12/31/2018	12/31/2017
Net Income (in thousands)	$3,046	$2,834	$2,650	$2,676	$335	$11,206	$6,502
Earnings per Common Share – Diluted	$0.35	$0.33	$0.30	$0.31	$0.04	$1.29	$0.75
Return on Average Assets	1.10%	1.04%	1.00%	1.04%	0.13%	1.04%	0.66%
Return on Average Tangible Assets(1)	1.11%	1.06%	1.02%	1.06%	0.13%	1.06%	0.67%
Return on Average Equity	10.52%	9.98%	9.67%	10.08%	1.24%	10.07%	6.22%
Return on Average Tangible Equity(1)	12.49%	11.90%	11.57%	12.12%	1.49%	12.03%	7.52%
Net Interest Margin	3.56%	3.55%	3.59%	3.63%	3.56%	3.58%	3.53%
Efficiency Ratio(2)	60.69%	61.78%	62.59%	61.59%	59.96%	61.66%	63.02%
Non-Performing Assets to Total Assets	0.18%	0.18%	0.18%	0.19%	0.20%	0.18%	0.20%
Allowance as a % of Loans	1.24%	1.26%	1.26%	1.26%	1.25%	1.24%	1.25%

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2) Efficiency ratio represents the ratio of non-interest expense to the sum of net interest income and non-interest income.

Loan Composition

The components of the Company’s loan portfolio at December 31, 2018 and December 31, 2017 are as follows:

	(in thousands)
	December 31, 2018	December 31, 2017	% Change
Commercial and industrial	$109,362	$101,371	7.9%
Real estate – construction	144,865	118,094	22.7%
Real estate – commercial	552,549	537,733	2.8%
Real estate – residential	84,123	64,238	31.0%
Consumer	31,144	30,203	3.1%
Unearned fees	(742)	(765)	(3.0)%
	921,301	850,874	8.3%
Allowance for loan losses	(11,398)	(10,668)	6.8%
Net Loans	$909,903	$840,206	8.3%

Deposit Composition

The components of the Company’s deposits at December 31, 2018 and December 31, 2017 are as follows:

	(in thousands)
	December 31, 2018	December 31, 2017	% Change
Non-interest-bearing	$176,655	$167,297	5.6%
NOW accounts	193,347	232,673	(16.9)%
Savings deposits	258,666	242,448	6.7%
Money market deposits	43,936	59,818	(26.6)%
Listed service CD’s	39,807	44,436	(10.4)%
Time deposits / IRA	130,863	74,183	76.4%
Wholesale deposits	74,080	40,702	82.0%
Total Deposits	$917,354	$861,557	6.5%

2018 Fourth Quarter Financial Review

Net Income
Net income for the three months ended December 31, 2018 increased to $3.0 million, or $0.35 per diluted common share, compared to $335,000, or $0.04 per diluted common share, for the same period last year. The increase in net income was largely the result of the aforementioned $1.8 million, or $0.21 per diluted share, charge to income tax expense in the fourth quarter of 2017, resulting from the write-down of the Company’s deferred tax asset from 34% to 21% (the Company’s new corporate tax rate). Excluding this charge, 2018 fourth quarter net income increased 44.0% from 2017 fourth quarter net income of $2.1 million, or $0.24 per diluted share. Additionally, increases were achieved in both net interest and non-interest income coupled with both a lower loan loss provision and Federal corporate income tax rate.

On a linked quarter basis, fourth quarter 2018 net income increased 7.5% compared to the third quarter of 2018, primarily due to higher net interest income, a lower loan loss provision and a decrease in non-interest expenses.

Net Interest Income
Net interest income for the quarter ended December 31, 2018 was $9.3 million, an increase of 8.5% compared to $8.5 million in the corresponding prior year period. This was largely due to an increase of $79.9 million, or 8.4%, in average interest-earning assets, primarily attributable to growth in the loan portfolio.

On a linked quarter basis, net interest income increased $150,000, or 1.6%, from $9.1 million.

Net Interest Margin
Despite higher costs of funds, the Company reported a net interest margin of 3.56% for the fourth quarter of 2018, compared to 3.55% in the third quarter of 2018 and 3.56% reported for the fourth quarter of 2017.

Non-Interest Income
Non-interest income for the quarter ended December 31, 2018 increased slightly to $1.4 million, compared to $1.3 million in the corresponding prior year period. This was largely due to higher other loan fees, primarily due to loan prepayment fees, and higher gains from the sale of SBA loans, partially offset by lower residential mortgage banking revenue and service fees on deposit accounts.

On a linked quarter basis, non-interest income remained largely unchanged from the third quarter of 2018, as higher residential mortgage banking revenue and gains from the sale of SBA loans were offset by lower loan prepayment fees.

Non-Interest Expense
Non-interest expense for the quarter ended December 31, 2018 totaled $6.4 million, an increase of $528,000, or 8.9%, from the $5.9 million reported in the corresponding period in 2017. This was primarily due to salary increases, new hires within the lending and deposit teams, and higher data processing expenses, mainly due to one-time final costs resulting from the implementation of the new banking platform. The Company’s efficiency ratio was 60.69% for the quarter, compared to 59.96% for the same period in 2017.

On a linked quarter basis, non-interest expense remained largely unchanged.

Provision for Loan Losses
During the quarter, no provision for loan losses was recorded, compared to $675,000 in the same prior year period, largely due to a decline in the Company’s historical loan loss rates. The Company also had $8,000 in net loan recoveries during the quarter, compared to $230,000 in net loan charge-offs during the same period last year.

2018 Annual Financial Review

Net Income
Net income for the year ended December 31, 2018 increased 72.3% to $11.2 million, or $1.29 per diluted share, compared to $6.5 million, or $0.75 per diluted share, in the prior year. Excluding the effect of the previously mentioned deferred tax asset write-down in 2017, net income increased 35.3% for the twelve months ended December 31, 2018. This increase was largely due to both higher net interest and non-interest income and a lower loan loss provision coupled with a lower Federal corporate income tax rate.

For the full year of 2018, the Company recorded a $216,000 tax benefit related to the accounting treatment of equity-based compensation, as compared to a benefit of $191,000 for the same period last year.

At the present time, the Company is anticipating a 2019 effective tax rate of 28%.

Net Interest Income
For the year ended December 31, 2018, net interest income increased 11.0% to $36.1 million from $32.5 million in the prior year. This was largely due to an increase of $87.5 million, or 9.5%, in average interest-earning assets, primarily attributable to growth in the loan portfolio.

Net Interest Margin
The net interest margin for the twelve months ended December 31, 2018 increased to 3.58%, compared to 3.53% in the prior year, primarily due to higher yielding interest-earning assets coupled with an increase in average non-interest-bearing demand deposits, which were partially offset by higher cost of funds.

Non-Interest Income
For the year ended December 31, 2018, non-interest income increased $72,000, or 1.3%, to $5.5 million from the prior year. This was largely due to higher gains on the sale of SBA loans, service fees on deposit accounts and other loan fees. Mortgage banking revenues were $1.3 million during 2018, compared to $1.6 million in the prior year. The slowdown in residential lending activity was mainly due to the change in the mix of mortgage originations to more portfolio adjustable rate products versus saleable fixed rate mortgages, coupled with higher interest rates and tighter competition.

Non-Interest Expense
For the year ended December 31, 2018, non-interest expense increased $1.7 million, or 7.3%, to $25.7 million compared to the same prior year period. The Company’s efficiency ratio for the year ended December 31, 2018 improved to 61.66%, compared to 63.02% for the same period in 2017.

Provision for Loan Losses
For the year ended December 31, 2018, a provision for loan losses of $775,000 was expensed, compared to $1,530,000 in the prior year, with the majority of the provision due to loan growth. The Company also had $45,000 in net loan charge-offs during the year, compared to $427,000 during the same period last year.

Allowance for Loan Losses
As of December 31, 2018, the Company's allowance for loan losses was $11.4 million, compared to $10.7 million as of December 31, 2017. The loss allowance as a percentage of total loans was 1.24% at December 31, 2018 compared to 1.25% at December 31, 2017.

Financial Condition / Balance Sheet

At December 31, 2018, the Company maintained capital ratios that were in excess of regulatory standards for well capitalized institutions. The Company's Tier 1 capital to average assets ratio was 9.10%, its common equity Tier 1 to risk weighted assets ratio was 10.14%, its Tier 1 capital to risk weighted assets ratio was 10.14%, and its total capital to risk weighted assets ratio was 12.34%.

Total assets as of December 31, 2018 were $1.096 billion, compared to $1.040 billion at December 31, 2017.

Total loans as of December 31, 2018 were $921.3 million, compared to $850.9 million at December 31, 2017.

Total deposits as of December 31, 2018 were $917.4 million, compared to $861.6 million as of December 31, 2017. Core checking deposits at December 31, 2018 were $370.0 million, compared to $400.0 million at December 31, 2017. Our balances at year-end 2017 included a high level of prepaid real estate taxes resulting from the Tax Cuts and Jobs Act. The Company continues to focus on building core checking account deposit relationships, which can vary from quarter to quarter due to seasonality in municipal depository relationships.

Asset Quality
The Company's non-performing assets were unchanged at $2.0 million at both December 31, 2018 and September 30, 2018, compared to $2.1 million at December 31, 2017. Non-performing assets to total assets was 0.18% at both December 31, 2018 and September 30, 2018, compared to 0.20% at December 31, 2017.

Non-accrual loans were $1.4 million at both December 31, 2018 and September 30, 2018 and $2.1 million at December 31, 2017. OREO was $585,000 at December 31, 2018 and September 30, 2018, compared to no OREO at December 31, 2017.

Troubled debt restructured loan balances amounted to $7.7 million at December 31, 2018, with all but $877,000 performing. This compared to $6.6 million at September 30, 2018 and $7.1 million at December 31, 2017.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 13 branches along with two loan production offices throughout Monmouth, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiver.bank.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our new banking platform; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:	Media Contact:
Adam Prior, Senior Vice President	Adam Cadmus, Marketing Director
The Equity Group Inc.	Two River Community Bank
Phone: (212) 836-9606	Phone: (732) 982-2167
Email: aprior@equityny.com	Email: acadmus@tworiverbank.com

TWO RIVER BANCORP CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) For the Three Months and Twelve Months Ended December 31, 2018 and 2017 (in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
INTEREST INCOME:
Loans, including fees	$11,006	$9,438	$41,726	$35,801
Securities:
Taxable	314	273	1,175	988
Tax-exempt	266	270	1,108	1,101
Interest-bearing deposits	190	93	483	350
Total Interest Income	11,776	10,074	44,492	38,240
INTEREST EXPENSE:
Deposits	2,231	1,193	7,154	4,363
Securities sold under agreements to repurchase	15	16	58	66
Federal Home Loan Bank ("FHLB") and other borrowings	112	171	494	620
Subordinated debt	165	165	660	658
Total Interest Expense	2,523	1,545	8,366	5,707
Net Interest Income	9,253	8,529	36,126	32,533
PROVISION FOR LOAN LOSSES	-	675	775	1,530
Net Interest Income after Provision for Loan Losses	9,253	7,854	35,351	31,003
NON-INTEREST INCOME:
Service fees on deposit accounts	167	237	880	772
Mortgage banking	302	325	1,288	1,583
Other loan fees	276	186	902	588
Earnings from investment in bank owned life insurance	130	133	525	544
Gain on sale of SBA loans	276	235	1,197	1,052
Other income	219	227	739	920
Total Non-Interest Income	1,370	1,343	5,531	5,459
NON-INTEREST EXPENSES:
Salaries and employee benefits	4,022	3,492	15,941	14,046
Occupancy and equipment	1,048	1,026	4,147	4,241
Professional	343	395	1,603	1,497
Insurance	62	58	242	216
FDIC insurance and assessments	123	113	497	467
Advertising	80	105	360	450
Data processing	228	147	738	553
Outside services fees	75	126	325	473
OREO expenses, impairment and sales, net	13	4	5	48
Loan workout expenses	20	59	144	233
Other operating	433	394	1,684	1,718
Total Non-Interest Expenses	6,447	5,919	25,686	23,942
Income before Income Taxes	4,176	3,278	15,196	12,520
Income Tax Expense	1,130	2,943	3,990	6,018
Net Income	$3,046	$335	$11,206	$6,502
Earnings Per Common Share:
Basic	$0.36	$0.04	$1.32	$0.78
Diluted	$0.35	$0.04	$1.29	$0.75
Weighted average common shares outstanding:
Basic	8,536	8,420	8,508	8,388
Diluted	8,693	8,673	8,702	8,658

TWO RIVER BANCORP CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except share data)

	December 31,	December 31,
	2018	2017
ASSETS
Cash and due from banks	$24,067	$29,575
Interest-bearing deposits in bank	24,059	18,644
Cash and cash equivalents	48,126	48,219

Securities available for sale	24,407	28,684
Securities held to maturity	47,455	58,002
Equity securities	2,451	2,448
Restricted investments, at cost	6,082	5,430
Loans held for sale	1,496	2,581
Loans	921,301	850,874
Allowance for loan losses	(11,398)	(10,668)
Net loans	909,903	840,206

OREO	585	-
Bank owned life insurance	22,097	21,573
Premises and equipment, net	5,917	6,239
Accrued interest receivable	2,583	2,554
Goodwill	18,109	18,109
Other assets	7,208	5,753

TOTAL ASSETS	$1,096,419	$1,039,798

LIABILITIES
Deposits:
Non-interest-bearing	$176,655	$167,297
Interest-bearing	740,699	694,260
Total Deposits	917,354	861,557

Securities sold under agreements to repurchase	19,402	27,120
FHLB and other borrowings	22,500	25,800
Subordinated debt	9,923	9,888
Accrued interest payable	119	70
Other liabilities	10,623	8,792

Total Liabilities	979,921	933,227

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized;
Issued – 8,935,437 and 8,782,124 at December 31, 2018 and 2017, respectively
Outstanding – 8,606,992 and 8,470,030 at December 31, 2018 and 2017, respectively	80,481	79,678
Retained earnings	39,109	29,593
Treasury stock, at cost; 328,445 and 312,094 shares at December 31, 2018 and 2017, respectively	(2,647)	(2,396)
Accumulated other comprehensive loss	(445)	(304)
Total Shareholders' Equity	116,498	106,571

TOTAL LIABILITIES and SHAREHOLDERS’ EQUITY	$1,096,419	$1,039,798

TWO RIVER BANCORP Selected Consolidated Financial Data (Unaudited)

Selected Consolidated Earnings Data
(in thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
Selected Consolidated Earnings Data:	2018	2018	2017	2018	2017
Total Interest Income	$11,776	$11,342	$10,074	$44,492	$38,240
Total Interest Expense	2,523	2,239	1,545	8,366	5,707
Net Interest Income	9,253	9,103	8,529	36,126	32,533
Provision for Loan Losses	-	150	675	775	1,530
Net Interest Income after Provision for Loan Losses	9,253	8,953	7,854	35,351	31,003
Other Non-Interest Income	1,370	1,355	1,343	5,531	5,459
Other Non-Interest Expenses	6,447	6,461	5,919	25,686	23,942
Income before Income Taxes	4,176	3,847	3,278	15,196	12,520
Income Tax Expense	1,130	1,013	2,943	3,990	6,018
Net Income	$3,046	$2,834	$335	$11,206	$6,502

Per Common Share Data:
Basic Earnings	$0.36	$0.33	$0.04	$1.32	$0.78
Diluted Earnings	$0.35	$0.33	$0.04	$1.29	$0.75
Book Value	$13.54	$13.27	$12.58	$13.54	$12.58
Tangible Book Value(1)	$11.43	$11.16	$10.44	$11.43	$10.44
Average Common Shares Outstanding (in thousands):
Basic	8,536	8,513	8,420	8,508	8,388
Diluted	8,693	8,700	8,673	8,702	8,658

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Selected Period End Balances
(in thousands)
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2018	2018	2018	2018	2017
Total Assets	$1,096,419	$1,086,299	$1,055,527	$1,042,277	$1,039,798
Investment Securities and Restricted Stock	80,395	91,296	94,449	96,251	94,564
Total Loans	921,301	900,895	890,369	872,327	850,874
Allowance for Loan Losses	(11,398)	(11,390)	(11,201)	(10,962)	(10,668)
Goodwill and Other Intangible Assets	18,109	18,109	18,109	18,109	18,109
Total Deposits	917,354	905,745	880,879	870,904	861,557
Repurchase Agreements	19,402	22,153	19,878	18,472	27,120
FHLB and Other Borrowings	22,500	24,500	24,500	24,500	25,800
Subordinated Debt	9,923	9,914	9,905	9,896	9,888
Shareholders' Equity	116,498	113,891	111,347	108,980	106,571

Asset Quality Data (by Quarter)
(dollars in thousands)
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2018	2018	2018	2018	2017
Nonaccrual Loans	$1,390	$1,390	$1,930	$1,972	$2,070
OREO	585	585	-	-	-
Total Non-Performing Assets	1,975	1,975	1,930	1,972	2,070

Troubled Debt Restructured Loans:
Performing	6,842	5,678	5,831	5,965	6,053
Non-Performing	877	877	877	878	994

Non-Performing Loans to Total Loans	0.15%	0.15%	0.22%	0.23%	0.24%
Non-Performing Assets to Total Assets	0.18%	0.18%	0.18%	0.19%	0.20%
Allowance as a % of Loans	1.24%	1.26%	1.26%	1.26%	1.25%

Capital Ratios
	December 31, 2018				December 31, 2017

	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio

Two River Bancorp	10.14%	9.10%	10.14%	12.34%	9.68%	8.85%	9.68%	11.93%
Two River Community Bank	11.09%	9.95%	11.09%	12.26%	10.66%	9.76%	10.66%	11.82%
"Well capitalized" institution (under prompt corrective action regulations.)*	6.50%	5.00%	8.00%	10.00%	6.50%	5.00%	8.00%	10.00%

*Applies to Bank only. For the Company to be “well capitalized,” the Tier 1 Capital to Risk Weighted Assets has to be at least 6.00%.

Net Loan Charge-offs
(dollars in thousands)
	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2018	2018	2018	2018	2017	2018	2017
Net loan charge-offs (recoveries):
Charge-offs	$-	$-	$(13)	$(115)	$(239)	$(128)	$(488)
Recoveries	8	39	27	9	9	83	61
Net loan (charge-offs) recoveries	$8	$39	$14	$(106)	$(230)	$(45)	$(427)
Net loan (charge-offs) recoveries to average loans (annualized)	0.00%	0.02%	0.01%	(0.05)%	(0.11)%	(0.01)%	(0.05)%

Three Month Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates
	Three Months Ended			Three Months Ended
(dollars in thousands)	December 31, 2018			December 31, 2017

ASSETS		Interest /	Average		Interest /	Average
Interest-Earning Assets:	Average Balance	Income Expense	Yield / Rate	Average Balance	Income Expense	Yield / Rate
Interest-bearing due from banks	$33,631	$190	2.25%	$28,598	$93	1.29%
Investment securities	86,759	580	2.67%	93,841	543	2.31%
Loans, net of unearned fees(1) (2)	910,716	11,006	4.79%	828,725	9,438	4.52%

Total Interest-Earning Assets	1,031,106	11,776	4.53%	951,164	10,074	4.20%

Non-Interest-Earning Assets:
Allowance for loan losses	(11,507)			(10,326)
All other assets	83,231			79,802

Total Assets	$1,102,830			$1,020,640

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$206,239	419	0.81%	$215,563	276	0.51%
Savings deposits	262,758	593	0.90%	247,655	326	0.52%
Money market deposits	45,746	24	0.21%	63,284	27	0.17%
Time deposits	233,548	1,195	2.03%	147,035	564	1.52%
Securities sold under agreements to repurchase	19,750	15	0.30%	22,103	16	0.29%
FHLB and other borrowings	23,174	112	1.92%	31,199	171	2.17%
Subordinated debt	9,920	165	6.65%	9,885	165	6.68%

Total Interest-Bearing Liabilities	801,135	2,523	1.25%	736,724	1,545	0.83%

Non-Interest-Bearing Liabilities:
Demand deposits	176,114			167,945
Other liabilities	10,751			8,593

Total Non-Interest-Bearing Liabilities	186,865			176,538

Stockholders’ Equity	114,830			107,378

Total Liabilities and Shareholders’ Equity	$1,102,830			$1,020,640

NET INTEREST INCOME		$9,253			$8,529

NET INTEREST SPREAD(3)			3.28%			3.37%

NET INTEREST MARGIN(4)			3.56%			3.56%

(1) Included in interest income on loans are net unearned loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Twelve Month Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates
	Twelve Months Ended			Twelve Months Ended
(dollars in thousands)	December 31, 2018			December 31, 2017
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest-Earning Assets:
Interest-bearing due from banks	$24,861	$483	1. 95%	$33,255	$350	1.05%
Investment securities	93,352	2,283	2.45%	94,052	2,089	2.22%
Loans, net of unearned fees(1) (2)	890,304	41,726	4.69%	793,671	35,801	4.51%

Total Interest-Earning Assets	1,008,517	44,492	4.41%	920,978	38,240	4.15%

Non-Interest-Earning Assets:
Allowance for loan losses	(11,201)			(9,933)
All other assets	76,475			79,850

Total Assets	$1,073,791			$990,895

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$215,964	1,356	0.63%	$201,490	958	0.48%
Savings deposits	260,216	2,008	0.77%	256,222	1,330	0.52%
Money market deposits	51,481	94	0.18%	63,093	107	0.17%
Time deposits	201,366	3,696	1.84%	135,326	1,968	1.45%
Securities sold under agreements to repurchase	19,738	58	0.29%	22,066	66	0.30%
FHLB and other borrowings	25,932	494	1.91%	26,544	620	2.34%
Subordinated debt	9,907	660	6.67%	9,872	658	6.67%

Total Interest-Bearing Liabilities	784,604	8,366	1.07%	714,613	5,707	0.80%

Non-Interest-Bearing Liabilities:
Demand deposits	168,388			163,707
Other liabilities	9,512			8,003

Total Non-Interest-Bearing Liabilities	177,900			171,710

Shareholders’ Equity	111,287			104,572

Total Liabilities and Shareholders’ Equity	$1,073,791			$990,895

NET INTEREST INCOME		$36,126			$32,533

NET INTEREST SPREAD(3)			3.34%			3.35%

NET INTEREST MARGIN(4)			3.58%			3.53%

(1) Included in interest income on loans are net unearned loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Reconciliation of Non-GAAP Financial Measures

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are "book value per common share," "tangible book value per common share," "return on average tangible assets," and "return on average tangible equity." This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

(in thousands, except per share data)
	As of and for the Three Months Ended					As of and for the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2018	2018	2018	2018	2017	2018	2017
Total shareholders' equity	$116,498	$113,891	$111,347	$108,980	$106,571	$116,498	$106,571
Less: goodwill and other tangibles	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)
Tangible common shareholders’ equity	$98,389	$95,782	$93,238	$90,871	$88,462	$98,389	$88,462

Common shares outstanding	8,607	8,584	8,555	8,525	8,470	8,607	8,470
Book value per common share	$13.54	$13.27	$13.02	$12.78	$12.58	$13.54	$12.58

Book value per common share	$13.54	$13.27	$13.02	$12.78	$12.58	$13.54	$12.58
Effect of intangible assets	(2.11)	(2.11)	(2.12)	(2.12)	(2.14)	(2.11)	(2.14)
Tangible book value per common share	$11.43	$11.16	$10.90	$10.66	$10.44	$11.43	$10.44

Return on average assets	1.10%	1.04%	1.00%	1.04%	0.13%	1.04%	0.66%
Effect of average intangible assets	0.01%	0.02%	0.02%	0.02%	-	0.02%	0.01%
Return on average tangible assets	1.11%	1.06%	1.02%	1.06%	0.13%	1.06%	0.67%

Return on average equity	10.52%	9.98%	9.67%	10.08%	1.24%	10.07%	6.22%
Effect of average intangible assets	1.97%	1.91%	1.91%	2.04%	0.25%	1.96%	1.30%
Return on average tangible equity	12.49%	11.90%	11.57%	12.12%	1.49%	12.03%	7.52%